EXHIBIT 5.2

Allen & Overy LLP Apollolaan 15
Board of Directors Mittal Steel Company N.V. 15th Floor, Hufplein 20 3022 AC Rotterdam The Netherlands	1077 AB Amsterdam The Netherlands PO Box 75440 1070 AK Amsterdam The Netherlands Tel +31 (0)20 674 1000 Fax +31 (0)20 674 1111

Amsterdam, 1 December 2005

Mittal Steel Company N.V., Registration Statement on Form F-3

Ladies and Gentlemen,

        You have requested us, the undersigned, as your legal counsel in respect of certain matters of the law of The Netherlands, to render an opinion in connection with the Registration Statement on Form F-3 (Registration File No. 333-128742) (the Registration Statement) filed by Mittal Steel Company N.V. (Mittal Steel) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Securities Act), relating to the offering from time to time, as set forth in the prospectus (the Prospectus) contained in the Registration Statement and as to be set forth in one or more supplements to the Prospectus, of Mittal Steel's (i) debt securities (the Debt Securities); (ii) class A common shares with a par value of EUR 0.01 each (the Common Shares), (iii)  warrants to purchase Debt Securities (the Debt Warrants); (iv) warrants to purchase class A common shares (the Common Share Warrants) and (v) units (the Units) with an aggregate offering price set forth in the Registration Statement. The Debt Warrants and Common Share Warrants are collectively referred to as the Warrants and the Warrants, together with the Debt Securities, the Common Shares and the Units are collectively referred to as the Securities.

        The Debt Securities will be issued in one or more series and may be either senior debt securities (the Senior Securities) issued pursuant to an Indenture to be entered into (the Senior Indenture) between the Company and a trustee to be identified therein, or subordinated debt securities (the Subordinated Securities) issued pursuant to an Indenture to be entered into (the Subordinated Indenture) between the Company and a trustee to be identified therein. The Debt Warrants will be issued under one or more debt warrant agreements and the Common Share Warrants will be issued under one or more common share warrant agreements, each to be between the Company and a bank or trust company to be identified therein as warrant agent. The Units will be issued under one or more unit agreements.

        In rendering this opinion, we have examined and relied upon the following documents (the Opinion Documents):

(1)
a faxed copy of an excerpt dated 21 April 2005 of Mittal Steel's registration in the trade register of the Chamber of Commerce and Industry in Rotterdam (the Trade Register), confirmed by telephone to be correct as of the date hereof (the Excerpt);

(2)
a copy of Mittal Steel's deed of incorporation dated 27 May 1997 (the Deed of Incorporation);

(3)
Mittal Steel's Amended and Restated Articles of Association (statuten) dated 21 June 2005, deposited with the Trade Register as being in force on the date hereof and filed as Exhibit 4.3 to the Registration Statement (the Articles);

(4)
a copy of an extract of the minutes of the Board of Management of Mittal Steel dated on 28 September 2005, as authenticated on behalf of the Company, resolving to file a Registration

  Statement with the United States Securities and Exchange Commission at a maximum total amount of US$3,000,000,000 (the Resolution);

(5)
a copy of the Registration Statement, including the Prospectus;

(6)
the Senior Indenture;

(7)
the Subordinated Indenture;

and such other documents and such treaties, laws, rules, regulations and the like as we have deemed necessary as a basis for the opinions hereafter expressed.

        For the purpose of rendering the opinions expressed herein, we have assumed:

(i)
the genuineness of all signatures, the authenticity of all agreements, certificates, instruments and other documents submitted to us as originals and the conformity to the originals of all agreements, certificates, instruments and other documents submitted to us as copies;

(ii)
that the Deed of Incorporation is a valid notarial deed (authentieke akte), that the contents thereof are correct and complete, and that there were no defects in the incorporation (not appearing on the face of the deed of incorporation) on the basis of which a court might dissolve Mittal Steel;

(iii)
that the Articles are the articles of association of Mittal Steel as in force on the date hereof (although not constituting conclusive evidence thereof; our assumption is supported by the contents of the Excerpt);

(iv)
that Mittal Steel has not been dissolved (ontbonden), granted a suspension of payments (surséance van betaling verleend), or declared bankrupt (failliet verklaard). Although not constituting conclusive evidence thereof, our assumption is supported by (a) the contents of the Excerpt and (b) information obtained by telephone today from the bankruptcy clerk's office (faillissementsgriffie) of the district court (arrondissementsrechtbank) in Rotterdam;

(v)
that the Resolution correctly reflects the resolution made by the Board of Management of Mittal Steel in respect of the filing of the Registration Statement with the United States Securities and Exchange Commission, that such resolution has been made with due observance of the Articles and has not been and will not be amended, revoked or declared null and void by a competent court;

(vi)
that the Registration Statement has been signed on behalf of Mittal Steel by any member of the Board of Management or by a person or persons duly authorised to represent Mittal Steel for such purpose under a valid power of attorney;

(vii)
that the Shareholders' Register has at all times been properly kept in accordance with applicable law and correctly reflects the number of Common Shares in issue and the ownership thereof; and

(viii)
that the nominal amount and any share premium agreed upon at any time the Common Shares were issued, have been duly paid at the time of issuance thereof and that the Common Shares are non-assessable

(ix)
that any law, other than Dutch law, which may apply to the Opinion Documents (or the transactions contemplated thereby) would not be such as to affect any conclusion stated in this opinion.

        Based upon the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are at the date hereof of the opinion that:

A. Corporate Status

        Mittal Steel has been duly incorporated and is validly existing as a naamloze vennootschap (a public company with limited liability) under the laws of The Netherlands.

B. Due Authorisation and Execution

        The filing of the Registration Statement with the Unites Sates Securities and Exchange Commission has been duly authorised by all requisite corporate action on the part of, and has been duly executed by, Mittal Steel.

C. Validity of the Common Shares

        The Common Shares (including Common Shares initially issuable upon any conversion of Securities), when issued in conformity with the Registration Statement and the Prospectus, will be duly authorised, validly issued, fully paid and non assessable.

D. Authorisation of the Debt Securities

(1)
Mittal Steel has, and will have, full power to effectuate the due authorisation, execution, authentication, issuance and delivery of the Senior Securities (including Senior Securities issuable upon conversion of or in exchange for any security or upon exercise of any Debt Warrant).

(2)
Mittal Steel has, and will have, full power to effectuate the due authorization, execution, authentication, issuance and delivery of the Subordinated Securities (including Subordinated Securities issuable upon conversion of or in exchange for any security or upon exercise of any Debt Warrant).

E. Authorisation of the Warrants

        Mittal Steel has, and will have, full power to effectuate the due authorization, execution and delivery of the Warrants.

F. Units

        Mittal Steel has, and will have, full power to effectuate the due authorization, execution and delivery of the Units.

        This opinion is subject to the following qualifications:

  (a)
  The opinions expressed herein may be affected or limited by (i) the general defences available to obligors under Netherlands law in respect of the validity and enforceability of agreements and (ii) the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, moratorium (surseánce van betaling), and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.

  (b)
  Under the laws of The Netherlands each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by Mittal Steel will terminate by force of law, and without notice, upon bankruptcy of Mittal Steel and will cease to have effect upon Mittal Steel having been granted a suspension of payments (surséance van betaling). To the extent that the appointment by Mittal Steel of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would also apply.

  (c)
  It is uncertain under Dutch conflicts of law rules whether the transfer of title to or ownership of any Common Shares in bearer form would be governed by the chosen law, the law of the country in which the relevant Common Shares are situated or the law governing the contract between the transferor and the transferee. To the extent that Dutch law would apply to the transfer of title to or ownership of any Common Shares in bearer form, title shall pass by delivery pursuant to a valid agreement by a transferor who has power to pass title to the relevant Common Shares.

  (d)
  Under the laws of the Netherlands it is not required for the validity of an issuance or transfer of registered shares that they are reflected in the shareholders' register of the issuing company, although the board of a company is under the obligation to maintain its shareholders' register. As a result a shareholders' register does not provide conclusive evidence of the number of shares issued nor the ownership thereof.

        We express no opinion on any law other than the law of The Netherlands (unpublished case law not included) as it currently stands. We express no opinion on European Union law (insofar as not directly implemented in The Netherlands in statutes or other regulations of general application) or on any anti-trust laws. We express no opinion in respect of any matter of taxation. In this opinion Netherlands legal concepts are expressed and described in English terms and not in their original Dutch terms. These concepts may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising under the present legal opinion will be governed by and construed in accordance with Netherlands law and be brought before a Netherlands court only.

        This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any other matters not specifically referred to herein. Nothing in this opinion should be taken as expressing an opinion in respect of the factual accuracy of the truthfulness of any representations or warranties, or other information as to factual matters, contained in the Registration Statement or any other document referred to herein or examined in connection with this opinion except as expressly confirmed herein.

        We know that we are referred to under the heading "Legal Matters" in the Prospectus contained in the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including pre-effective and post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 5.2 thereto. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Yours faithfully,

/s/ ALLEN & OVERY LLP